EXHIBIT 32

Certification of Periodic Financial Report Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the Quarterly Report on Form 10-Q of Pinnacle Airlines Corp. for the quarterly period ended March 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Philip H. Trenary, the President and Chief Executive Officer, and Peter D. Hunt, the Vice President and Chief Financial Officer, hereby certify that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Signature	Title	Date

/s/ Philip H. Trenary	President and Chief Executive Officer	May 7, 2009
Philip H. Trenary

/s/ Peter D. Hunt	Vice President and Chief Financial Officer	May 7, 2009
Peter D. Hunt